Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Unwired Planet, Inc. on Form 10-Q for the quarterly period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael C. Mulica, as Chief Executive Officer of Unwired Planet, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

/s/ Michael C. Mulica
Michael C. Mulica
November 7, 2012	Chief Executive Officer

In connection with the Quarterly Report of Unwired Planet, Inc. on Form 10-Q for the quarterly period ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anne Brennan, as Chief Financial Officer of Unwired Planet, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

/s/ Anne Brennan
Anne Brennan
November 7, 2012	Chief Financial Officer